EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hemisphere Media Group, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig D. Fischer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of the Company that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig D. Fischer
Craig D. Fischer
Chief Financial Officer

Date: November 8, 2021

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to Hemisphere Media Group, Inc. and will be retained by Hemisphere Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.